Exhibit 99.1

Mercury General Corporation Announces Fourth Quarter and Fiscal 2015 Results and Declares Quarterly Dividend

LOS ANGELES, Feb. 8, 2016 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the fourth quarter and fiscal 2015 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2015	2014	$	%	2015	2014	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$746,431	$697,317	$49,114	7.0	$2,999,392	$2,840,922	$158,470	5.6
Net income (loss)	$23,405	$(20,956)	$44,361	NM	$74,479	$177,949	$(103,470)	(58.1)
Net income (loss) per diluted share (2)	$0.42	$(0.38)	$0.80	NM	$1.35	$3.23	$(1.88)	(58.2)
Operating income (loss) (1)	$28,742	$(6,898)	$35,640	NM	$128,953	$125,179	$3,774	3.0
Operating income (loss) per diluted share (1)	$0.52	$(0.13)	$0.65	NM	$2.34	$2.28	$0.06	2.6
CDI Penalty (3)	$—	$27,594	$(27,594)	NM	$—	$27,594	$(27,594)	NM
Catastrophe losses (4)	$8,000	$4,000	$4,000	100.0	$19,000	$11,000	$8,000	72.7
Combined ratio (5)	100.2%	105.6%	—	(5.4) pts	99.2%	98.8%	—	0.4 pts
NM = not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(3)

On January 10, 2015, the Company received notice that the California Department of Insurance ("CDI") adopted a decision made by a California Administrative Law Judge related to a Notice of Non-Compliance originally issued in February 2004 and amended in 2006 ("NNC"). The NNC alleged that the Company charged and collected unapproved "broker fees" that were in excess of CDI approved rates. At December 31, 2014, the Company accrued $27.6 million ($0.50 per diluted share) for the assessed penalty, which was not deductible for tax purposes. The $27.6 million assessed penalty was paid in March 2015.  The Company filed an amended Writ on September 11, 2015, adding an explicit request for a refund of the penalty, with interest.  A court hearing is scheduled in June 2016.  The Company intends to vigorously defend itself against the allegations, and seeks reversal of the $27.6 million assessed fine, unless a reasonable settlement can be reached.  Readers are urged to review the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for more complete descriptions and discussion.

(4)

2015 catastrophe losses were primarily the result of severe storms outside of California, and rainstorm and wildfire losses in California.  2014 catastrophe losses were primarily related to winter freeze events on the East Coast and severe rainstorms in California. The amounts are rounded to the nearest million.

(5)

For the three months ended December 31, 2015 and 2014, respectively, the Company experienced unfavorable development of approximately $16 million and $7 million on prior accident years' losses and loss adjustment expenses reserves, and for the twelve months ended December 31, 2015 and 2014, respectively, the Company experienced unfavorable development of approximately $13 million and a favorable development of approximately $3 million on prior accident years' losses and loss adjustment expenses reserves. The unfavorable development in 2015 was primarily from the California homeowners and automobile lines of business outside of California, which was partially offset by favorable development in the California personal automobile line of business. The favorable development in 2014 is primarily from the California personal automobile lines of business partially offset by adverse development in other states.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
(000's except average annual yield)
Average invested assets at cost (1)	$3,283,465	$3,262,688	$3,293,948	$3,204,592
Net investment income (2)
Before income taxes	$32,198	$32,067	$126,299	$125,723
After income taxes	$28,062	$28,229	$110,382	$111,456
Average annual yield on investments - after income taxes (2)	3.4%	3.5%	3.4%	3.5%

(1)

Fixed maturities and short-term bonds at amortized cost; and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

Net investment income before income taxes for both the three and twelve months ended December 31, 2015 increased slightly due to higher average invested asset balances. Net investment income and average annual yields on investments after income taxes for both the three and twelve months ended December 31, 2015 decreased slightly primarily due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments, and a higher effective tax rate on investment income due to a greater proportion of taxable investments in 2015 compared to 2014.

The Board of Directors declared a quarterly dividend of $0.62 per share. The dividend will be paid on March 31, 2016 to shareholders of record on March 17, 2016.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time on February 8, 2016 and running through 11:59 P.M. Pacific time on February 15, 2016. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 20755342. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net premiums written	$746,431	$697,317	$2,999,392	$2,840,922

Revenues:
Net premium earned	$760,094	$709,368	$2,957,897	$2,796,195
Net investment income	32,198	32,067	126,299	125,723
Net realized investment (losses) gains	(8,212)	(21,629)	(83,807)	81,184
Other	2,088	2,005	8,911	8,671
Total revenues	$786,168	$721,811	$3,009,300	$3,011,773
Expenses:
Losses and loss adjustment expenses	564,189	533,951	2,145,495	1,986,122
Policy acquisition costs	137,363	132,244	539,231	526,208
Other operating expenses	59,822	83,040	250,839	249,381
Interest	864	737	3,168	2,637
Total expenses	$762,238	$749,972	$2,938,733	$2,764,348

Income (loss) before income taxes	23,930	(28,161)	70,567	247,425
Income tax expense (benefit)	525	(7,205)	(3,912)	69,476
Net income (loss)	$23,405	$(20,956)	$74,479	$177,949

Basic average shares outstanding	55,164	55,073	55,157	55,008
Diluted average shares outstanding	55,322	55,093	55,209	55,020

Basic Per Share Data
Net income (loss)	$0.42	$(0.38)	$1.35	$3.23

Net realized investment (losses) gains, net of tax	$(0.10)	$(0.25)	$(0.99)	$0.95

Diluted Per Share Data
Net income (loss)	$0.42	$(0.38)	$1.35	$3.23

Net realized investment (losses) gains, net of tax	$(0.10)	$(0.25)	$(0.99)	$0.95

Operating Ratios-GAAP Basis
Loss ratio	74.2%	75.3%	72.5%	71.0%
Expense ratio	25.9%	30.3%	26.7%	27.7%
Combined ratio (a)	100.2%	105.6%	99.2%	98.8%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$746,431	$697,317	$2,999,392	$2,840,922
Change in net unearned premiums	13,663	12,051	(41,495)	(44,727)
Net premiums earned	$760,094	$709,368	$2,957,897	$2,796,195

Paid losses and loss adjustment expenses	$549,022	$504,891	$2,109,343	$1,933,866
Change in net loss and loss adjustment expense reserves	15,167	29,060	36,152	52,256
Incurred losses and loss adjustment expenses	$564,189	$533,951	$2,145,495	$1,986,122

(a) Combined ratios for the three months ended December 31, 2015 and for the twelve months ended December 31, 2014 do not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)
	December 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,804,275; $2,503,494)	$2,880,003	$2,618,400
Equity securities (cost $313,528; $387,851)	315,362	412,880
Short-term investments (cost $185,353; $373,180)	185,277	372,542
Total investments	3,380,642	3,403,822
Cash	264,221	289,907
Receivables:
Premiums	436,621	390,009
Accrued investment income	42,747	38,737
Other	21,925	21,202
Total receivables	501,293	449,948
Deferred policy acquisition costs	201,762	197,202
Fixed assets, net	157,131	158,976
Current income taxes	9,041	503
Deferred income taxes	23,231	—
Goodwill	42,796	42,796
Other intangible assets, net	31,702	35,623
Other assets	16,826	21,512
Total assets	$4,628,645	$4,600,289

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,146,688	$1,091,797
Unearned premiums	1,049,314	999,798
Notes payable	290,000	290,000
Accounts payable and accrued expenses	122,571	130,887
Deferred income taxes	—	5,333
Other liabilities	199,187	207,028
Shareholders' equity	1,820,885	1,875,446
Total liabilities and shareholders' equity	$4,628,645	$4,600,289

OTHER INFORMATION
Common stock shares outstanding	55,164	55,121
Book value per share	$33.01	$34.02
Statutory surplus	$1.45 billion	$1.44 billion
Premiums written to surplus ratio	2.1	2.0
Debt to total capital ratio(c)	13.7%	13.4%
Portfolio duration (including all short-term instruments)(a)(b)	3.1 years	2.6 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,191	1,188
Homeowners PIF	528	484
Commercial Auto PIF	44	44
(a) Unaudited.
(b) Modified durations reflecting anticipated early calls.
(c) Debt to Debt plus Net Worth.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Total		Per diluted share		Total		Per diluted share
	2015	2014	2015	2014	2015	2014	2015	2014
(000's except per-share amounts)
Operating income (loss)	$28,742	$(6,898)	$0.52	$(0.13)	$128,953	$125,179	$2.34	$2.28
Net realized investment (losses) gains, net of tax	(5,337)	(14,058)	(0.10)	(0.25)	(54,474)	52,770	(0.99)	0.95
Net income (loss)	$23,405	$(20,956)	$0.42	$(0.38)	$74,479	$177,949	$1.35	$3.23

Net premiums written represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended December 31,
	2015	2014

Combined ratio-accident period basis	98.8%	98.9%
Effect of estimated prior periods' loss development	0.4%	(0.1)%
Combined ratio	99.2%	98.8%

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CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com